UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 20, 2015, American Water Works Company, Inc.’s utility subsidiary, California-American Water Company (“CAWC”), announced a one-year extension in its Cost of Capital filing with the California Public Utilities Commission (the “CPUC”).

CAWC, along with three other Class A water companies (California Water Service Company, Golden State Water Company, and San Jose Water Company) has reached an agreement with the CPUC to defer the next cost of capital application to March 31, 2016, having met the requirements put forth by the Executive Director of the CPUC. As part of the conditional approval, the four water companies agreed to forgo any adjustment to their authorized cost of capital in 2016, including any change that would otherwise have applied due to the water cost of capital adjustment mechanism. The result is that CAWC’s current authorized cost of capital of 8.41% will continue in effect through December 31, 2016.

The information furnished pursuant to Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

This current report includes forward-looking statements. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of American Water Works Company, Inc. (“AWK”). AWK has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with AWK’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2015	By:	/s/ Linda G. Sullivan
Linda G. Sullivan
Senior Vice President and Chief Financial Officer

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